UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 10, 2014

GENOSYS, INC.

(Exact Name of Registrant as Specified in Charter)

Utah	000-49817	87-0671592
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5314 North 250 West, Suite 350
Provo, Utah 84604

(Address of Principal Executive Offices)

____________________

(801) 319-2324

(Registrant’s telephone number, including area code)

____________________

167 South Orem Boulevard

Orem, Utah 84058

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14.a-12)

[ ]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On June 10, 2014, GeNOsys, Inc. (the “Company”) entered into an exclusive license agreement (the “License Agreement”) with Alpha Genos, LLC (“Alpha”), pursuant to which the Company granted to Alpha an exclusive, world-wide license to develop and commercialize certain patents, products and processes related to the Company’s endothermic nitric oxide generation technology.

In exchange for these rights under the License Agreement, the Company will be entitled to receive: (i) an initial license issue fee of $250,000 upon the later of (1) the submission to auditors of all necessary documentation to bring the Company’s corporate records and reports up to date and current with all regulatory authorities, or (2) ninety (90) days after the effective date of the License Agreement; and (ii) a second license issue fee of $250,000 payable in three installments of $50,000, $50,000 and $150,000, respectively, upon satisfaction of certain conditions precedent related to submission to and approval by certain regulatory agencies of the Products.  The Company will also be entitled to receive royalty payments of 20% of gross revenues generated by Alpha and any sublicensee from the use of the products and processes licensed under the License Agreement.

The License Agreement may be terminated (i) by the Company if Alpha (1) commits any non-payment breach of the License Agreement and fails to cure such breach within 60 days of receipt of notice thereof from the Company, (2) provides any false report, or (3) ceases to carry on its business related to the patents, products and processes licensed to Alpha under the License Agreement: or (ii) by Alpha if (1) any of the patents or products subject to the License Agreement become the subject of any legal action alleging infringement and the Company refuses to defend such action, (2) a court of competent jurisdiction invalidates any of the licensed patents or products, or (3) the Company breaches the License Agreement and fails to cure such breach within 60 days of receipt of written notice thereof from Alpha.  In the event of any termination of the License Agreement, all of the licenses granted thereunder will survive until the earlier of the sale and exhaustion of all product inventory held by Alpha as of the termination date, or the purchase by the Company of such inventory.

The foregoing is only a brief description of the material terms of the License Agreement, does not purport to be a complete description of the rights and obligations of the parties thereunder and is qualified in its entirety by reference to the full text of the License Agreement. A copy of the License Agreement is attached as hereto as Exhibit 10.1 and is incorporated herein by this reference.

Item 9.01.

Financial Statements and Exhibits

(d)

Exhibits.

10.1

Exclusive License Agreement, dated June 10, 2014, between Genosys, Inc. and Alpha Genos, LLC.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  June 12, 2014

GENOSYS, INC.

By:

/s/ John W. R. Miller

Name:  John W. R. Miller

Its:  Chief Executive Officer

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